EXHIBIT 10.4

                               FIRST AMENDMENT
                                     TO
                           JOINT VENTURE AGREEMENT

      This First Amendment to Joint Venture Agreement (this "Amendment") is entered into as of March 28, 2005, by and between Parlex Asia Pacific Ltd., a corporation organized under the laws of Hong Kong and having its registered office at 2802 Admiralty Centre Tower One, 18 Harcourt Road, Hong Kong ("Parlex"), and Infineon Technologies Asia Pacific Pte. Ltd., a corporation organized under the laws of Singapore and having its registered office at 168 Kallang Way, Singapore ("Infineon").

      WHEREAS, the parties hereto are parties to that certain Joint Venture Agreement, dated as of December 22, 2004 (the "Agreement"), establishing the rights and obligations arising in connection with the parties joint ownership and management of new entities that shall be created under the laws of Hong Kong and the People's Republic of China for the purpose of supplying Infineon with FCOSTM substrate and flip chip module substrate material; and

      WHEREAS, the parties have agreed to amend the Agreement as provided herein.

      NOW THEREFORE, in consideration of the mutual promises and covenants herein set forth and as set forth in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, each to the other, the parties hereto agree as follows:

      1.    Modification to Section 1.5
            ---------------------------

      Section 1.5 of the Agreement shall be amended to read as follows:

      1.5   "Long Stop Date" means 1 July 2005.

      2.    Modification to Section 2.1(b)
            ------------------------------

      The second sentence of Section 2.1(b) of the Agreement shall be amended to read as follows:

      The parties acknowledge and understand that the process to apply for the issuance of a business license and to register NewCo may take approximately 160 days, but Parlex shall exercise its best efforts to procure the issuance of a business license and to register NewCo.

3.      3.    Modification to Section 4.5
              ---------------------------

      Section 4.5 of the Agreement shall be amended to read as follows:

      The Board of Directors of HoldCo shall assess NewCo's cash flow and financial situation on a quarterly basis. If the Board of Directors of HoldCo by unanimous decision determines that NewCo requires additional capital contributions, it shall by written notice to the Parties call for


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the Parties to subscribe for additional shares of HoldCo in proportion to their respective pro rata shareholding based on the total number of issued shares of HoldCo then outstanding. To the extent a party does not fully subscribe for its pro rata share of such additional shares, the remaining party shall be entitled to purchase any of such unsubscribed shares in proportion to its pro rata shareholding and then the respective pro-rata shareholding of the party not fully subscribing for its pro rata share of such additional shares shall be decreased in the proportion which its failure to purchase additional shares bears to the entire capitalization of HoldCo. Each party agrees (i) to advise HoldCo of its intention to subscribe to its pro rata share of any additional shares at the earliest practicable date and in any event within thirty (30) days following a determination by the Board of Directors of HoldCo in accordance with Section 4(4) of the Rules of Procedure requesting an additional capital contribution and (ii) to pay the purchase price in cash for such shares not later than thirty (30) days thereafter.

      4.    Modification to Section 5.3.2
            -----------------------------

      Section 5.3.2 of the Agreement shall be amended by the insertion of the following clause at the end of the section:

      "c)   At Parlex's sole discretion, at any time, and for any reason;
provided, however, that such call option may only be exercised in the event that Parlex Corporation or any Parlex's Associate (as said term is defined in section 5.4(a) below) has entered into an arrangement or agreement with either Molex Incorporated or Johnson Electric Capital Limited (or its affiliate) which will cause a Change of Control (as said term is defined in section 5.4 (a) below) to occur."

      5.    Miscellaneous
            -------------

      5.1   Capitalized Terms
            -----------------

Capitalized terms used but not defined herein shall have the meanings ascribed in the Agreement.

      5.2   Consistent Changes
            ------------------

      The Agreement, Stock Transfer Agreement and License Agreement are hereby amended wherever necessary to reflect the changes set forth herein. Except as otherwise amended hereby, all provisions of each of the aforementioned agreements shall remain in full force and effect. The parties acknowledge and agree that except for the provisions contained in this Amendment, the Agreement constitutes the full and complete understanding and agreement of the parties. In the event of a conflict between the provisions of this Amendment and the Agreement, the Amendment shall govern.

      5.3   Binding; Assignments
            --------------------

      This Amendment and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Amendment, and the rights, interests and obligations hereunder, shall not be assigned by any party hereto without


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the prior written consent of the other party, which consents may be granted or withheld in the sole discretion of the person whose consent is required.

      5.4   Severability
            ------------

      If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party in any material respect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

      5.5   Clause Headings, Construction
            -----------------------------

      The headings or clauses in this Amendment are provided for convenience only and shall not affect its construction or interpretation. All references to "Article," "Clause" or "Clauses" refer to the corresponding Article, Clause or Clauses of this Amendment. All words used in this Amendment shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      5.6   Governing Law
            -------------

      This Amendment shall be governed by, and construed in accordance with, the laws of Singapore.

      5.7   Counterparts
            ------------

      This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original of this Amendment and all of which, when taken together, shall be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

      5.8   No Third Party Beneficiaries
            ----------------------------

      This Amendment is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind. The Parties further agree that the Contracts (Rights of Third Parties) Act (Chapter 53B) is hereby expressly excluded.


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      5.9   No Strict Construction
            ----------------------

      The language used in this Amendment shall be deemed to be the language chosen by the parties to express their mutual intent. Each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties, and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.


                          [Signature Page Follows]


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      IN WITNESS WHEREOF the Parties have caused their duly authorized representatives to execute this Amendment as of the day and year first above written.


INFINEON TECHNOLOGIES ASIA
PACIFIC PTE LTD


By: /s/ Ng Fook San
    -------------------------------
    Name:  Ng Fook San
    Title: President and Managing Director


By: /s/ Klaus Gohlke
    -------------------------------
    Name:  Klaus Gohlke
    Title: Vice President, AP Corporate
           Finance and Company Director


PARLEX ASIA PACIFIC LTD


By: /s/ Peter J. Murphy
    -------------------------------
    Name:  Peter J. Murphy
    Title: Director


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